Exhibit 99.1

Lime Energy Co. Reports Results for

Three-Month Period Ended March 31, 2013

HUNTERSVILLE, NC, August 9, 2013—Lime Energy Co. (NASDAQ: LIME), a leader in designing and implementing energy efficiency programs for utilities, today announced its results for the three-month period ended March 31, 2013.  “As we continue to execute against our business initiatives we are realizing improved financial and operational results over last year, when adjusted for the $1.3 million of costs related to the restatement and stockholder lawsuits.  The focus on technology and operations is beginning to yield measurable and tangible results.  We believe that these trends will continue thru the remainder of 2013, positioning the company for a stable operating environment in 2014,” stated John O’Rourke, Lime’s Chief Executive Officer.

Results for the three-month period ended March 31, 2013:

•                  Revenue increased $474 thousand, or 4.1% to $12 million;

•                  Gross profit increase $572 thousand, or 27.9% to $2.6 million;

•                  Selling, general and administrative expenses increased $920 thousand, or 17.3%, including $1.3 million of costs related to the restatement completed in July 2013 and the ongoing stockholder lawsuits.*  Adjusting for these one-time expenses, SG&A declined $358 thousand or 6.7%;

•                  The loss from continuing operations increased $536 thousand, or 15.8%, including the one-time charges related to the restatement and ongoing lawsuits.  Adjusting for the $1.3 million of one-time charges, the loss declined $742 thousand or 21.9%, to $2.7 million.*

•                  The loss from discontinued operations increased $2.0 million to $2.8 million;

•                  The net loss increased $2.5 million to 6.7 million;

•                  The basic and diluted loss per common share from continuing operations increased $0.02 per share to a loss of $0.16 per share.  The $1.3 million of one-time expenses contributed $0.05 to the first quarter loss;

•                  The basic and diluted loss per common share from discontinued operations increased $0.08 per share to $0.11 per share; and

•                  The adjusted EBITDA loss, excluding the loss from discontinued operations, increased $837 thousand or 35.8%, to $3.2 million including the one-time charges.  Adjusted for the $1.3 million of one-time expenses, the adjusted EBITDA loss, excluding discontinued operations, declined $441 thousand, or 18.9%, to $1.9 million.*

*                 Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

Business Highlights:

•                  Completed the sale of the ESCO business on February 28, 2013, generating approximately $1.9 million in cash;

•                  Revenue from our utility business increased approximately 27% over the prior year first quarter;

•                  Improving margins and strong cash management resulted in 64% reduction in cash used by operating activities; and

•                  Our major suppliers expanded our credit facilities 200% based on improving volumes and a strong outlook for the rest of the year.

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

(Unaudited)

	Three Months Ended
	March 31,		Change
	2013	2012	$	%

Revenue	$11,999	$11,525	$474	4.1%
Cost of sales	9,377	9,475	(98)	-1.0%
Gross profit	2,622	2,050	572	27.9%

Selling, general and administrative expenses	6,241	5,321	920	17.3%
Amortization of intangibles	6	70	(64)	-91.4%
Operating loss	(3,625)	(3,341)	(284)	8.5%

Interest expense, net	(304)	(52)	(252)	484.6%

Loss from continuing operations	(3,929)	(3,393)	(536)	15.8%

Loss from operation of discontinued business	(2,777)	(795)	(1,982)	249.3%

Net loss	$(6,706)	$(4,188)	$(2,518)	60.1%

Basic and Diluted Loss Per Common Share From
Continuing operations	(0.16)	(0.14)	(0.02)	14.3%
Discontinued operations	(0.11)	(0.03)	(0.08)	266.7%
Total	$(0.27)	$(0.17)	$(0.10)	58.8%

Weighted Average Common Shares Outstanding	25,161	23,971

Adjusted EBITDA	$(3,175)	$(2,338)	$(837)	35.8%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures that we use to manage the Company’s business fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission.  We have included these non-GAAP measures, including certain measures that exclude the cost of the restatement and the related, ongoing lawsuits, in the press release because we believe they may provide readers with additional meaningful comparisons to prior reported results.

A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is as follows:

	Three Months Ended
	March 31,
	2013	2012

Net loss	(6,706)	(4,188)

Interest expense, net	304	52
Depreciation & amortization	268	450
Provision for income taxes	—	—
EBITDA	(6,134)	(3,686)

Share based compensation	182	553
Loss from operation of discontinued business	2,777	795

Adjusted EBITDA	$(3,175)	$(2,338)

Costs related to restatement activities and defense of stockholder lawsuits	1,278	—

Adjusted EBITDA excluding one-time restatement and legal costs	$(1,897)	$(2,338)

About Lime Energy Co.

Lime Energy is building a new energy future.  As a leading national provider of energy efficiency for small business customers, Lime designs and implements direct install programs for our utility clients which have consistently exceeded program savings goals.  Our award-winning, integrated services programs provide utilities with reliable energy efficiency resources while delivering the highest levels of customer satisfaction.  This next generation approach is helping utilities across the country to go deeper and broader with the cheapest, cleanest and fastest energy resource that we have — energy efficiency.

Additional Information

A full analysis of the results for the three-month period are available in the Company’s Form 10-Q for the period ended March 31, 2013, which will be made available on the Company’s website at www.lime-energy.com and on EDGAR.

Conference Call Information

The company will hold a conference call with investors on Monday, August 12, 2013 at 4:30 pm ET to discuss these results.

Investors can access the call by dialing toll free (800) 299-9086 and entering passcode 76026949. International callers can dial (617) 786-2903 and use the same passcode.

The call will be available for replay immediately following completion of the call through August 19, 2013 by dialing toll free (888) 286-8010 or (617) 801-6888.  The replay will require use of passcode 53741575.

The call can also be accessed through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com. This call is being webcast by Thomson/CCBN and is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at http://www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (http://www.streetevents.com).

Lime Energy Investor Relations

Ashley Conger

(704)892-4442

aconger@lime-energy.com

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2013 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties are described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to time in Lime Energy’s subsequent SEC filings; such factors are incorporated herein by reference.